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On letterhead

                                                   CONTACT: Steven T. Downey
                                                   Executive Vice President
                                                   and Chief Financial Officer
                                                   (502) 357-9030

                    VENTAS REACHES AGREEMENT WITH ITS LENDERS
                         ON LONG-TERM DEBT RESTRUCTURING

LOUISVILLE, KY. (November 1, 1999) - Ventas, Inc. (NYSE: VTR) ("Ventas"), the Louisville-based real estate company, announced today that it has reached an agreement with over 95 percent of its lenders on terms to restructure all of Ventas' debt on a long-term basis, including the $275 million bridge loan which had been due on October 30, 1999.

     "This long-term debt restructuring plan, along with the planned reorganization of Vencor and our ongoing negotiations with the federal government, are critical elements in our plan to move Ventas forward," Ventas CEO Debra A. Cafaro said. "The consummation of the long-term debt restructuring will permit the Company to pay dividends to our shareholders, and will give the Company time and flexibility to further improve its capital structure. The plan is very attractive because of its long-term nature and also because it does not require us to sell assets, refinance or raise equity in the near term."

     The structure of the new Ventas credit facility, which will replace the approximately $974 million outstanding under the current credit facility, will include:

     o   A new $25 million revolving line of credit.

     o $200 million of Tranche A indebtedness that will be priced at Libor plus 275 basis points with a maturity date of December 31, 2002. Tranche A will receive approximately $50 million of principal when the long-term debt restructuring closes, $50 million within thirty days after Vencor's plan of reorganization becomes effective and thereafter all excess cash flow from Ventas until $200 million in total has been paid down on the debt.

     o Tranche B consists of $300 million of debt bearing interest at Libor plus 375 basis points, maturing on December 31, 2005. It will receive a one-time paydown of excess cash held by Ventas within 30 days after the Vencor bankruptcy plan becomes effective. Tranche B will also receive scheduled paydowns of $50 million in 2003 and $50 million in 2004 with the balance due in 2005.

     o Tranche C consists of approximately $474 million of indebtedness priced at Libor plus 425 basis points, with a maturity of December 31, 2007. There are no scheduled paydowns.

     o   The entire credit facility is pre-payable without penalty or premium.



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November 1, 1999


     This new facility will be secured with liens on Ventas' real property assets. Also, Ventas will pay a one percent restructuring fee of approximately $10 million, a portion of which (approximately $2.5 million) was paid on October 29 in connection with the extension of the bridge loan. The remainder of the fee is payable upon closing of the new credit facility. The deal is subject to customary terms and conditions, including completing documentation of the transaction by January 31, 2000. While there are no assurances the restructuring will be completed, management is committed to the successful implementation of this transaction.

     The agreement provides that Ventas can pay only minimum Real Estate Investment Trust ("REIT") dividends (equal to 95 percent of its taxable income) until $200 million of the outstanding debt is paid down. Following that date, Ventas will have the flexibility to pay dividends at a more normalized level. Ventas expects to make the required dividend payments for 1999 in 2000, some time after the long-term restructuring closes. The 1999 dividend may be satisfied by a combination of cash and a distribution of Vencor equity, which Ventas expects to receive as part of the Vencor reorganization.

     Under the terms of the waiver and extension agreement, Ventas has received a four-month extension of the $275 million bridge loan, during which period the replacement credit facility will be documented, and a waiver of certain covenants under its existing Credit Agreement. However, two holders of the bridge loan who have not consented to the waiver and extension (representing approximately $20 million or 7 percent of the bridge loan principal amount) may assert a right to seek repayment of their portion of the bridge loan currently. The waiver and extension will expire on February 28, 2000, and will terminate before such date if (i) an event of default under the credit facility occurs and is continuing, and is not waived, (ii) Vencor, Inc.'s case under Chapter 11 of the United States Bankruptcy Code becomes a liquidating Chapter 11 or is converted to a case under Chapter 7 of the Code, or (iii) Ventas fails to comply with any covenants in the agreement.

     Ventas' long-term debt restructuring plan follows the mid-September Chapter 11 bankruptcy filing by Vencor, Inc. (OTC: VCRI), Ventas' principal tenant. It is expected that Vencor will file its reorganization plan and disclosure statement later this year and Vencor has stated that it expects its reorganization plan to become effective in the first quarter of 2000. Ventas' debt restructuring agreement provides that Vencor must emerge from bankruptcy by December 31, 2000.

     "It is important for Vencor to return to financial well-being so that Ventas is assured of a dependable revenue stream from its principal tenant," Cafaro said. "We believe Vencor's problems have largely been caused by changes in the government's Medicare payments." Congress currently is considering possible improvements to the Medicare reimbursement system.


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Ventas Reaches Agreement With Its Lenders on Long-Term Debt Restructuring
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November 1, 1999


     Merrill Lynch continues to act as financial advisor to the Company in connection with the long-term debt restructuring.

     Ventas, Inc. is a real estate company whose properties include 45 hospitals, 219 nursing centers and eight personal care facilities operating in 36 states. Ventas intends to qualify as a REIT for the year ending December 31, 1999.

     This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding Ventas' expected future financial position, results of operations, cash flows, financing plans, business strategy, expected lease income, plans and objectives of management for future operations and statements that include words such as "anticipate" "believe," "plan," "should," "estimate," "expect," "intend," "may," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from Ventas' expectations. Ventas does not undertake any duty to update such forward-looking statements.

     Factors that may affect the plans or results of Ventas include, without limitation, (1) the treatment of Ventas' claims in Vencor's Chapter 11 proceedings and the ability of Vencor to successfully reorganize under its Chapter 11 proceedings, (2) the ability of Vencor and Ventas' other operators to maintain the financial strength and liquidity necessary to satisfy their obligations and duties under leases and other agreements with Ventas and their existing credit agreements, (3) the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (4) increases in the cost of borrowing for Ventas, (5) the ability of Ventas to pay, refinance, restructure and/or extend its indebtedness as it becomes due, (6) the results of the ongoing settlement discussions pertaining to the billing disputes and other civil claims against Ventas and Vencor by the U.S. Department of Justice and other litigation affecting Ventas, and (7) the success of Ventas in implementing its business strategy and the nature and extent of future competition. Many of such factors are beyond the control of Ventas and its management.

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